                                                                      EXHIBIT 11


                           WYNN'S INTERNATIONAL, INC.

               COMPUTATION OF NET INCOME PER COMMON SHARE - BASIC

                                                             Year ended December 31
                                               ------------------------------------------------------
                                                  1998                  1997                  1996
                                               -----------           -----------          -----------
Income from continuing operations              $27,290,000           $25,894,000          $21,301,000
Discontinued operations:
  Income from operations                                --                    --               16,000
  Income (loss) on disposal                             --               319,000             (879,000)
                                               -----------           -----------          -----------
Net income                                     $27,290,000           $26,213,000          $20,438,000
                                               ===========           ===========          ===========

Weighted average number of shares
  Outstanding                                   19,109,308            19,649,234           20,462,702
                                               ===========           ===========          ===========

Income per common share:
  Continuing operations                        $      1.43           $      1.32          $      1.04
  Discontinued operations:
    Income from operations                              --                    --                   --
    Income (loss) on disposal                           --                   .01                 (.04)
                                               -----------           -----------          -----------
Net income per common share                    $      1.43           $      1.33          $      1.00
                                               ===========           ===========          ===========

                                                                      EXHIBIT 11
                                                                     (Continued)

                  COMPUTATION OF NET INCOME PER COMMON SHARE -

                                ASSUMING DILUTION

                                                             Year ended December 31
                                               -----------------------------------------------------
                                                   1998                  1997                1996
                                               -----------           -----------         -----------
 Income from continuing operations             $27,290,000           $25,894,000         $21,301,000
 Discontinued operations:
       Income from operations                           --                    --              16,000
       Income (loss) on disposal                        --               319,000            (879,000)
                                               -----------           -----------         -----------
 Net income                                    $27,290,000           $26,213,000         $20,438,000
                                               ===========           ===========         ===========
 Weighted average number of shares
   outstanding                                  19,109,308            19,649,234          20,462,702
 Net shares assumed issued using the
   treasury stock method for stock
    options outstanding during each
    period based on average market
    price                                          562,258               648,065             654,037
 Net shares assumed issued for
    performance shares pending
    issuance based on satisfaction
    of vesting requirements                          6,932                 7,634                  --
                                               -----------           -----------         -----------
 Diluted shares                                 19,678,498            20,304,933          21,116,739
                                               ===========           ===========         ===========
 Income per common share:
   Continuing operations                       $      1.39           $      1.28         $      1.01
   Discontinued operations:
     Income from operations                             --                    --                  --
     Income (loss) on disposal                          --                   .01                (.04)
                                               -----------           -----------          ----------
   Net income                                  $      1.39           $      1.29          $      .97
                                               ===========           ===========          ==========


Note: The above calculations reflect for all periods the three-for-two stock splits to stockholders of record in December 1997 and December 1996.